                                                                   EXHIBIT 4.03

                                                       COMPOSITE CONFORMED COPY

================================================================================


                             Roper Industries, Inc.


               $40,000,000 7.58% Senior Guaranteed Secured Notes,

                           Series A, due May 18, 2007

                                      and

               $85,000,000 7.68% Senior Guaranteed Secured Notes,
                           Series B, due May 18, 2010


                                 ______________

                            Note Purchase Agreement

                                 _____________


                               Dated May 18, 2000

================================================================================

                               Table of Contents

                         (Not a part of the Agreement)

Section                                    Heading                                      Page
Section 1.           Authorization of Notes..........................................     1
Section 2.           Sale and Purchase of Notes......................................     1
Section 3.           Closing.........................................................     2
Section 4.           Conditions to Closing...........................................     2
   Section 4.1.      Representations and Warranties..................................     2
   Section 4.2.      Performance; No Default.........................................     2
   Section 4.3.      Compliance Certificates.........................................     2
   Section 4.4.      Opinions of Counsel.............................................     3
   Section 4.5.      Purchase Permitted By Applicable Law, etc.......................     3
   Section 4.6.      Sale of Other Notes.............................................     3
   Section 4.7.      Payment of Special Counsel Fees.................................     3
   Section 4.8.      Private Placement Number........................................     3
   Section 4.9.      Changes in Corporate Structure..................................     3
   Section 4.10.     Guaranty Agreement..............................................     4
   Section 4.11.     Recording; Delivery of Pledge Shares............................     4
   Section 4.12.     Delivery of Pledged Shares......................................     4
   Section 4.13.     Proceedings and Documents.......................................     4

Section 5.           Representations and Warranties of the Obligors..................     4
   Section 5.1.      Organization; Power and Authority...............................     4
   Section 5.2.      Authorization, etc..............................................     5
   Section 5.3.      Disclosure......................................................     5
   Section 5.4.      Organization and Ownership of Shares of Subsidiaries; Affiliates     5
   Section 5.5.      Financial Statements............................................     6
   Section 5.6.      Compliance with Laws, Other Instruments, etc....................     6
   Section 5.7.      Governmental Authorizations, etc................................     6
   Section 5.8.      Litigation; Observance of Agreements, Statutes and Orders.......     6
   Section 5.9.      Taxes...........................................................     7
   Section 5.10.     Title to Property; Leases.......................................     7
   Section 5.11.     Licenses, Permits, etc..........................................     7
   Section 5.12.     Compliance with ERISA...........................................     8
   Section 5.13.     Private Offering by the Company.................................     8
   Section 5.14.     Use of Proceeds; Margin Regulations.............................     9
   Section 5.15.     Existing Indebtedness; Future Liens.............................     9

   Section 5.16.     Foreign Assets Control Regulations, etc.........................     9
   Section 5.17.     Status under Certain Statutes...................................     9
   Section 5.18.     Environmental Matters...........................................    10
   Section 5.19.     Collateral; Pledged Shares; Guaranty Agreement..................    10
   Section 5.20.     Solvency........................................................    10
   Section 5.21.     Additional Bank Representations and Warranties..................    11
   Section 5.22.     Pari Passu Collateral...........................................    11

Section 6.           Representations of the Purchaser................................    11
   Section 6.1.      Purchase for Investment.........................................    11
   Section 6.2.      Source of Funds.................................................    11

Section 7.           Information as to Company.......................................    12
   Section 7.1.      Financial and Business Information..............................    12
   Section 7.2.      Officer's Certificate...........................................    15
   Section 7.3.      Inspection......................................................    15
   Section 7.4.      Additional Notices..............................................    16

Section 8.           Prepayment of the Notes.........................................    16
   Section 8.1.      No Required Prepayments.........................................    16
   Section 8.2.      Optional Prepayments with Make-Whole Amount.....................    16
   Section 8.3.      Change in Control...............................................    16
   Section 8.4.      Allocation of Partial Prepayments...............................    18
   Section 8.5.      Maturity; Surrender, etc........................................    18
   Section 8.6.      Purchase of Notes...............................................    19
   Section 8.7.      Make-Whole Amount...............................................    19

Section 9.           Affirmative Covenants...........................................    20
   Section 9.1.      Compliance with Law.............................................    20
   Section 9.2.      Insurance.......................................................    20
   Section 9.3.      Maintenance of Properties.......................................    21
   Section 9.4.      Payment of Taxes and Claims.....................................    21
   Section 9.5.      Corporate Existence, etc........................................    21
   Section 9.6.      Line of Business................................................    21
   Section 9.6.      Line of Business................................................    21
   Section 9.7.      Notes to Rank Pari Passu........................................    21
   Section 9.8.      Additional Security Arrangements................................    22

Section 10.          Negative and Financial Covenants................................    22
   Section 10.1.     Transactions with Affiliates....................................    22
   Section 10.2.     Merger, Consolidation, etc......................................    22
   Section 10.3.     Consolidated Net Worth..........................................    23
   Section 10.4.     General Limitation on Incurrence of all Indebtedness............    23
   Section 10.5.     Additional Limitation on Subsidiary Indebtedness................    24

   Section 10.6.     Additional Limitation on Priority Debt..........................    24
   Section 10.7.     Fixed Charges Coverage Ratio....................................    24
   Section 10.8.     Restricted Investments..........................................    24
   Section 10.9.     Limitation on Liens.............................................    25
   Section 10.10.    Sale of Assets, Etc.............................................    27

Section 11.          Events of Default...............................................    28

Section 12.          Remedies on Default, etc........................................    30
   Section 12.1.     Acceleration....................................................    30
   Section 12.2.     Other Remedies..................................................    31
   Section 12.3.     Rescission......................................................    31
   Section 12.4.     No Waivers or Election of Remedies, Expenses, etc...............    31

Section 13.          Registration; Exchange; Substitution of Notes...................    32
   Section 13.1.     Registration of Notes...........................................    32
   Section 13.1.     Registration of Notes...........................................    32
   Section 13.2.     Transfer and Exchange of Notes..................................    32
   Section 13.3.     Replacement of Notes............................................    32

Section 14.          Payments on Notes...............................................    33
   Section 14.1.     Place of Payment................................................    33
   Section 14.2.     Home Office Payment.............................................    33

Section 15.          Expenses, Etc...................................................    33
   Section 15.1.     Transaction Expenses............................................    33
   Section 15.2.     Survival........................................................    34

Section 16.          Survival of Representations and Warranties; Entire Agreement....    34

Section 17.          Amendment and Waiver............................................    34
   Section 17.1.     Requirement.....................................................    34
   Section 17.2.     Solicitation of Holders of Notes................................    34
   Section 17.3.     Binding Effect, etc.............................................    35
   Section 17.4.     Notes Held by an Obligor, etc...................................    35

Section 18.          Notices.........................................................    35

Section 19.          Reproduction of Documents.......................................    36

Section 20.          Confidential Information........................................    36

Section 21.          Substitution of Purchaser.......................................    37

Section 22.          Miscellaneous...................................................    37
   Section 22.1.     Successors and Assigns..........................................    37
   Section 22.2.     Payments Due on Non-Business Days...............................    38
   Section 22.3.     Severability....................................................    38
   Section 22.4.     Construction....................................................    38
   Section 22.5.     Counterparts....................................................    38
   Section 22.6.     Governing Law...................................................    38

Signatures...........................................................................    39


Schedule A        -   Information Relating to Purchasers

Schedule B        -   Defined Terms

Schedule 5.4      -   Subsidiaries of the Company and Ownership of Subsidiary Stock

Schedule 5.5      -   Financial Statements

Schedule 5.15     -   Existing Indebtedness

Exhibit 1A        -   Form of 7.58%% Senior Guaranteed Secured Note, Series A, due May 18, 2007

Exhibit 1B        -   Form of 7.68% Senior Guaranteed Secured Note, Series B, due May 18, 2010

Exhibit 4.4(a)    -   Form of Opinion of Special Counsel to the Obligors

Exhibit 4.4(b)    -   Form of Opinion of Special Counsel to the Purchasers


                             Roper Industries, Inc.

               $40,000,000 7.58% Senior Guaranteed Secured Notes,
                           Series A, due May 18, 2007
                                      and
               $85,000,000 7.68% Senior Guaranteed Secured Notes,
                           Series B, due May 18, 2010

                                                                    May 18, 2000

To each of the Purchasers listed in
 the attached Schedule A:

Ladies and Gentlemen:

     Roper Industries, Inc., a Delaware corporation (the "Company"), and the other Obligors (defined below) parties hereto jointly and severally, agree with you as follows:

Section 1.  Authorization of Notes.

     The Company will authorize the issue and sale of (i) $40,000,000 aggregate principal amount of its 7.58% Senior Guaranteed Secured Notes, Series A, due May 18, 2007 (the "Series A Notes") and (ii) $85,000,000 aggregate principal amount of its 7.68% Senior Guaranteed Secured Notes, Series B, due May 18, 2010 (the "Series B Notes" and, together with the Series A Notes, the "Notes") such term to include any such Notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined). The Series A Notes and Series B Notes shall be substantially in the respective forms set out in Exhibits 1A and 1B, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement. The Notes shall be unconditionally guaranteed pursuant to the Guaranty Agreement and shall be secured pursuant to the provisions of the Pledge Agreements. The Company and the Guarantors are referred to, individually, as an "Obligor" and, collectively, as "Obligors."

Section 2.  Sale and Purchase of Notes.

     Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the series and in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the other purchasers named in Schedule A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule A. Your obligation hereunder, and the obligations of the Other Purchasers under the Other Agreements, are several and not joint obligations, and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or nonperformance by any Other Purchaser thereunder.

Section 3.  Closing.

     The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Chapman and Cutler, 111 W. Monroe Street, Chicago, IL 60603, at 10:00 a.m., Chicago time, at a closing (the "Closing") on May 18, 2000 or on such other Business Day on or prior to May 26, 2000 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account name: Roper Industries Concentration, account number 3751033792 at Bank of America-Atlanta, ABA# 111000012, Contact
Roper: Patrick Cline. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

Section 4.  Conditions to Closing.

     Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

     Section 4.1. Representations and Warranties. The representations and warranties of the Obligors in this Agreement shall be correct when made and at the time of the Closing.

     Section 4.2. Performance; No Default. The Obligors shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) no Default or Event of Default shall have occurred and be continuing. Neither an Obligor nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by the provisions hereof had such provisions applied since such date.

     Section 4.3.  Compliance Certificates.

      (a) Officer's Certificate. Each Obligor shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

      (b) Secretary's Certificate. Each Obligor shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Financing Agreements.

     Section 4.4. Opinions of Counsel. You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Powell, Goldstein, Frazer & Murphy, L.L.P., counsel for the Obligors, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you) and (b) from Chapman and Cutler, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request. In addition to and not in limitation of the foregoing, you shall have received such opinions from local counsel as you may reasonably request, satisfactory to you in form and substance, covering such matters in respect of the Pledge Agreements as you may reasonably request.

     Section 4.5. Purchase Permitted By Applicable Law, etc. On the date of the Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

     Section 4.6. Sale of Other Notes. Contemporaneously with the Closing, the Company shall sell to the Other Purchasers, and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

     Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Obligors shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

     Section 4.8. Private Placement Number. A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each series of Notes.

     Section 4.9. Changes in Corporate Structure. The Obligors shall not have changed their respective jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

     Section 4.10. Guaranty Agreement. The Guaranty Agreement and the Sharing Agreement shall have been executed and delivered by each of the Guarantors in the case of the Guaranty Agreement, and each of the parties thereto in the case of the Sharing Agreement, and shall be in full force and effect.

     Section 4.11. Recording; Delivery of Pledge Shares. The Pledge Agreements and all financing statements and/or instruments shall have been recorded or filed in public offices as may be necessary or desirable in order to perfect the Liens granted thereby as against creditors of purchasers from the Pledgors under the Pledge Agreements. The Pledge Shares shall have been pledged to and, if certificated, deposited with the Collateral Agent and, if certificated, duly endorsed in blank or accompanied by assignment or assignments sufficient in the judgment of the Required Holders to transfer title thereto to the Collateral Agent, subject to the Sharing Agreement.

     Section 4.12. Delivery of Pledged Shares. The Pledgors shall have executed and delivered the Pledge Agreements and any Pledged Shares evidenced by certificates shall have been delivered to the Collateral Agent under the Pledge Agreements.

     Section 4.13. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

Section 5.  Representations and Warranties of the Obligors.

     Each Obligor represents and warrants to you that:

    Section 5.1. Organization; Power and Authority. Each Obligor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Obligor has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Financing Agreements to which it is a party and to perform the provisions hereof and thereof.

     Section 5.2. Authorization, etc. The Financing Agreements have been duly authorized by all necessary corporate action on the part of the Obligors, and the Financing Agreements constitute, and upon execution and delivery thereof, each Note will constitute, a legal, valid and binding obligation of the Obligor which is a party thereto enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 5.3. Disclosure. The Company, through its agent, Banc One Capital Markets, Inc. has delivered to you and each Other Purchaser a copy of a Confidential Offering Memorandum, dated March, 2000 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of any Obligor in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since January 31, 2000, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to any Obligor that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of any Obligor specifically for use in connection with the transactions contemplated hereby.

     Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary. The Company has no Affiliates, other than Subsidiaries. The Company's senior officers are described in the Memorandum and its directors are described in Schedule 5.4.

      (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

      (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

      (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

     Section 5.5. Financial Statements. The Company has delivered to each Purchaser copies of the consolidated financial statements of the Company and its Subsidiaries listed on Schedule 5.5. Said consolidated financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

     Section 5.6. Compliance with Laws, Other Instruments, etc. The execution, delivery and performance by the Obligors of the Financing Agreements will not
(i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary (other than the Collateral pursuant to the Pledge Agreements) under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

     Section 5.7. Governmental Authorizations, etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Obligors of the Financing Agreements.

     Section 5.8. Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits or proceedings pending or, to the knowledge of the Obligors, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     Section 5.9. Taxes. The Company and its Subsidiaries have filed all material tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been audited by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended October 31, 1994.

     Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

     Section 5.11.  Licenses, Permits, etc.

      (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

      (b) to the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

      (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

     Section 5.12. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

      (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

      (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

      (d) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

      (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to (i) the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you and (ii) the assumption, made solely for the purpose of making such representation, that Department of Labor Interpretive Bulletin 75-2 with respect to prohibited transactions remains valid in the circumstances of the transactions contemplated herein.

     Section 5.13. Private Offering by the Company. Neither any Obligor nor anyone acting on behalf of any Obligor has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than 60 other Institutional Investors, each of which has been offered the Notes and the Guaranty Agreement at a private sale for investment. Neither any Obligor nor anyone acting on behalf of an Obligor has taken, or will take, any action that would subject the issuance or sale of the Notes on the Guaranty Agreement to the registration requirements of Section 5 of the Securities Act.

     Section 5.14. Use of Proceeds; Margin Regulations. The Obligors will apply the proceeds of the sale of the Notes to refinance existing indebtedness and for general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 1.00% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 1.00% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

     Section 5.15. Existing Indebtedness; Future Liens. (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of April 30, 2000, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries other than the incurrence of Indebtedness under the Credit Agreement and the application of the proceeds thereof. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

      (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.9.

     Section 5.16. Foreign Assets Control Regulations, etc. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

     Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

     Section 5.18. Environmental Matters. Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing:

            (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

            (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

            (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

          Section 5.19. Collateral; Pledged Shares; Guaranty Agreement. The Collateral is adequately described in and is subject to the Lien of the Pledge Agreements subject only to the Lien of the Pledge Agreements and of the Bank Pledge Agreements. All documents and instruments have been (or will on the date of Closing be) recorded, filed for record or delivered in such manner and in such places as required to establish such Liens and to perfect and preserve perfected Liens intended to be created thereby with the priority intended therefor and no further action (other than the filing of continuation statements as required by law) is (or will on the date of Closing be) required to maintain and preserve, or effectively to put third parties on notice of, such Liens. All taxes and filing fees which are required to be paid or are payable in connection with the execution, delivery or recordation of such Liens have (or at or prior to Closing will have) been paid. Each Domestic Subsidiary has executed the Guaranty Agreement (other than any SPV and other than each Newly Acquired Subsidiary).

          Section 5.20. Solvency. As of Closing, before and after giving effect to the transactions contemplated by the Financing Agreements, (i) the fair saleable value of the assets of the Obligors on a going concern basis will be in excess of the total amount of its liabilities (including for purposes of this definition all liabilities, whether or not reflected on a balance sheet prepared in accordance with GAAP, and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed); (ii) the Obligors will be able to pay their respective debts and obligations as they mature in the ordinary course of its business as proposed to be conducted and the Obligors will be able to make all scheduled payments on their respective Debt; (iii) the Obligors will not have unreasonably small capital to carry out their respective businesses as proposed to be conducted; and (iv) the Obligors have not taken any actions with respect to the transactions contemplated by the Financing Agreements, with actual intent to hinder, delay or defraud either present or future creditors.

     Section 5.21. Additional Bank Representations and Warranties. Each Obligor represents and warrants that the representations and warranties contained in the Bank Financing Agreements are true and correct in all material respects as of the date given.

     Section 5.22. Pari Passu Collateral. Each Obligor represents and warrants that (excluding the exercise of rights of set-off) no Guaranty, collateral, security or other credit enhancement has been given, directly or indirectly, for the benefit of the Bank Financing Agreements other than (i) the Subsidiary Guaranty, (ii) the Parent Guaranty, (iii) the Alternate Currency Guaranty and
(iv) the Bank Pledge Agreements.

Section 6.  Representations of the Purchaser.

     Section 6.1. Purchase for Investment. You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes and the Guaranty Agreement have not been registered under the Securities Act or any state securities laws and may be resold only if registered pursuant to the provisions of the Securities Act and any applicable state securities laws or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Obligors are not required to register the Notes or the Guaranty Agreement under the Securities Act or any state securities laws.

     Section 6.2. Source of Funds. You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

               (a) the Source is an "insurance company general account" within the meaning of the Department of Labor Prohibited Transactions Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceeds ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in NAIC Annual Statement field with your state of domicile; or

               (b) the Source is either (i) an insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

               (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part l(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

               (d) the Source is a governmental plan; or

               (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (e); or

               (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

      As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

Section 7.  Information as to Company.

     Section 7.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

                (a) Quarterly Statements -- within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

                    (i) a consolidated balance sheet of the Company and its
              Subsidiaries as at the end of such quarter, and

                   (ii) consolidated statements of income, changes in
              stockholders' equity and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

                (b) Annual Statements -- within 90 days after the end of each fiscal year of the Company, duplicate copies of,

                    (i) a consolidated balance sheet of the Company and its
              Subsidiaries, as at the end of such year, and

                   (ii) consolidated statements of income, changes in
              stockholders' equity and cash flows of the Company and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to stockholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, shall be deemed to satisfy the requirements of this Section 7.1(b);

                (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

                (d) Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                (e) ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                    (i) with respect to any Plan, any reportable event, as
              defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                   (ii) the taking by the PBGC of steps to institute, or the
              threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                  (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

                (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

                (g) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of any Obligor to perform its obligations under the Financing Agreements as from time to time may be reasonably requested by any such holder of Notes.

     Section 7.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

     Section 7.3. Inspection. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

                (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times (which shall be normal business hours) and as often as may be reasonably requested in writing; and

                (b) Default -- if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

     Section 7.4. Additional Notices. In addition to, and not in limitation of the foregoing provisions of this Section 7, (i) in the event that any Collateral is proposed to be sold or transferred, the Company will give prompt written notice thereof to the holders not less than ten (10) Business Days prior to such disposition which notice shall include a certification by the Company with respect to whether or not any Default or Event of Default hereunder or any Default under the Credit Agreement would exist at the time of such proposed disposition or after giving effect thereto and (ii) the Company will furnish prompt written notice of any proposed payment under the Guaranty Agreement or under the Subsidiary Guaranty to each of the holders not less than ten (10) Business Days prior to such payment, which notice shall be accompanied by a certificate of the Company as to whether or not a Default or Event of Default hereunder or any Default under the Credit Agreement would exist at the time of or after giving effect to such payment under either the Guaranty Agreement or the Subsidiary Guaranty. Concurrently with the giving of any such notice, the Company shall cause a copy of such notice to be furnished to the Administrative Agent under the Credit Agreement and to the Collateral Agent under the Sharing Agreement.

Section 8.  Prepayment of the Notes.

     Section 8.1. No Required Prepayments. The Notes are not subject to any regularly scheduled required prepayment or installment of principal.

     Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date of principal.

     Section 8.3. Change in Control.

                (a) Notice of Change in Control or Control Event. The Company will, within five Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to subparagraph (b) of this

     Section 8.3. If a Change in Control has occurred, such notice shall contain and constitute an offer to purchase Notes as described in subparagraph (c) of this Section 8.3 and shall be accompanied by the certificate described in subparagraph (g) of this Section 8.3.

                (b) Condition to Company Action. The Company will not take any action that consummates or finalizes a Change in Control unless (i) at least 60 days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to purchase Notes as described in subparagraph (c) of this Section 8.3, accompanied by the certificate described in subparagraph (g) of this Section 8.3, and (ii) contemporaneously with such action, it purchases all Notes required to be purchased in accordance with this
Section 8.3.

                (c) Offer to Purchase Notes. The offer to purchase Notes contemplated by subparagraphs (a) and (b) of this Section 8.3 shall be an offer to purchase, in accordance with and subject to this Section 8.3, all, but not less than all, of the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "Proposed Purchase Date"). If such Proposed Purchase Date is in connection with an offer contemplated by subparagraph (a) of this Section 8.3, such date shall be not less than 60 days and not more than 90 days after the date of such offer (if the Proposed Purchase Date shall not be specified in such offer, the Proposed Purchase Date shall be the 75th day after the date of such offer).

                (d) Acceptance. A holder of Notes may accept or reject the offer to purchase made pursuant to this Section 8.3 by causing a notice of such acceptance or rejection to be delivered to the Company at least 15 days prior to the Proposed Purchase Date. A failure by a holder of Notes to respond to an offer to purchase made pursuant to this Section 8.3 shall be deemed to constitute an acceptance of such offer by such holder.

                (e) Purchase. Purchase of the Notes to be purchased pursuant to this Section 8.3 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of purchase and without premium. The purchase shall be made on the Proposed Purchase Date except as provided in subparagraph (f) of this Section 8.3.

                (f) Deferral Pending Change in Control. The obligation of the Company to purchase Notes pursuant to the offers required by subparagraph (b) and accepted in accordance with subparagraph (d) of this Section 8.3 is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control does not occur on or prior to the Proposed Purchase Date in respect thereof, the purchase shall be deferred until and shall be made on the date on which such Change in Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of purchase, (ii) the date on which such Change in Control and the purchase are expected to occur, and
(iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.3 in respect of such Change in Control shall be deemed rescinded).

                (g) Officer's Certificate. Each offer to purchase the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Purchase Date; (ii) that such offer is made pursuant to this Section 8.3; (iii) the principal amount of each Note offered to be purchased; (iv) the interest that would be due on each Note offered to be purchased, accrued to the Proposed Purchase Date;
      (v) that the conditions of this Section 8.3 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.

                (h) "Change in Control" shall be deemed to have occurred if either (i) any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a Group, become the "beneficial owners" (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the date of the Closing), directly or indirectly, of more than 50% of the total voting power of all classes then outstanding of the Company's voting stock or (ii) a "Change of Control" (or an event of like import) shall have occurred under the Credit Agreement. "Group", as used in clause (i) of the preceding sentence, shall mean any group of related persons constituting a "Group" for the purposes of Section 13(d) of the Exchange Act, or any successor provision.

               (i)  "Control Event" means:

                    (i) the execution by the Company or any of its Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control.

                   (ii) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control, or

                  (iii) the making of any written offer by any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date of the Closing) to the holders of the common stock of the Company, which offer, if accepted by the requisite number of holders, would result in a Change in Control.

     Section 8.4. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment and without distinction as to series.

     Section 8.5. Maturity; Surrender, etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

     Section 8.6. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

     Section 8.7. Make-Whole Amount. The term "Make-Whole Amount" means, with respect to any Note of any particular Series, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note of such series over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                "Called Principal" means, with respect to any Note of any particular Series, the principal of such Note of such Series that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

                "Discounted Value" means, with respect to the Called Principal of any Note of any particular Series, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                "Reinvestment Yield" means, with respect to the Called Principal of any Note of any particular Series, the sum of (a) 0.50% per annum plus
      (b) the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "USD" of the Bloomberg Financial Markets Services Screen (or such other display as may replace) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (1) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (2) interpolating linearly between (A) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (B) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

                "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note of a particular Series, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes of such Series, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

                "Settlement Date" means, with respect to the Called Principal of any Note of a particular Series, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 9.  Affirmative Covenants.

      The Company covenants that so long as any of the Notes are outstanding:

     Section 9.1. Compliance with Law. The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 9.2. Insurance. The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

     Section 9.3. Maintenance of Properties. The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 9.4. Payment of Taxes and Claims. The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     Section 9.5. Corporate Existence, etc. The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to
Section 10.2, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

     Section 9.6. Line of Business. The Company will not, and will not permit any of its Subsidiaries to, engage to any substantial extent in any business other than the businesses in which the Company and its Subsidiaries are engaged on the date of this Agreement as described in the Memorandum and businesses reasonably related thereto or in furtherance thereof.

     Section 9.7. Notes to Rank Pari Passu. The Notes, the Guaranty Agreement, the Pledge Agreements and all other obligations of the Obligors under these Financing Agreements are and at all times shall remain direct obligations of the Obligors party thereto ranking pari passu as against the assets of the Obligors party thereto with all other present and future Senior Debt (actual or contingent) of the Obligors party thereto.

     Section 9.8. Additional Security Arrangements. The Company will (i) cause each Person which becomes a Domestic Subsidiary subsequent to the date of Closing and, in addition, each Newly Acquired Subsidiary, to execute and deliver, as promptly as practicable and in any case within 20 days after the Closing Date in the case of a Newly Acquired Subsidiary and within 60 days in the case of any other Person becoming a Domestic Subsidiary (other than an SPV), to the holders of the Notes, a supplement to the Guaranty Agreement reasonably satisfactory in form and substance to the Required Holders, where under each such Domestic Subsidiary and, in addition, each Newly Acquired Subsidiary, becomes a party to the Guaranty Agreement as if it were an original signatory thereto and (ii) deliver, or cause the appropriate Subsidiary to deliver, as promptly as practicable and in any event within 60 days following the acquisition or creation of the Material Foreign Subsidiary, the outstanding shares of capital stock of each Person which becomes a Material Foreign Subsidiary after the date of closing, to the Collateral Agent, and to execute and deliver a pledge agreement reasonably satisfactory in form and substance to the Required Holders to the end that such shares of capital stock of such new Subsidiary become subject to the Lien of the Pledge Agreements. In addition to, and not in limitation of, the foregoing, the Obligors will not deliver any Guaranty, collateral, security or other credit enhancement in respect of the Bank Financing Agreements (excluding the exercise of any right of set-off) unless, concurrently therewith, such credit enhancement is also delivered to the holders for the benefit of the Notes on a pari passu basis, it being agreed that any credit enhancement subject to the Sharing Agreement shall be deemed to be on a pari passu basis.

Section 10.  Negative and Financial Covenants.

       The Company covenants that so long as any of the Notes are outstanding:

     Section 10.1. Transactions with Affiliates. The Company will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

     Section 10.2. Merger, Consolidation, etc. No Obligor shall consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person unless:

                (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of such Obligor, as an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if such Obligor is not such corporation, (i) such corporation shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of the Financing Agreements, to which such Obligor was a party and (ii) shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

                (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

                (c) immediately after giving effect to such transaction, the successor would be permitted to incur at least $1.00 of additional Indebtedness.

No such conveyance, transfer or lease of substantially all of the assets of any Obligor shall have the effect of releasing such Obligor or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under the Financing Agreements to which it is a party. Notwithstanding anything contained in the Financing Agreements (including, without limitation, the terms and provisions of this Section 10.2 (other than subsection 10.2(b)) to the contrary, in the event that (i) the Obligors sell, transfer or otherwise divest themselves of 100% of their equity interest in any other Obligor other than the Company (such Obligor then being sold being referred to as the "Released Obligor"), and (ii) at the time of such sale, transfer or other divestiture and after giving effect thereto, no Default or Event of Default exists hereunder (including, without limitation, any Default or Event of Default under Section 10.10 hereof), all obligations of such Released Obligor hereunder and under the other Financing Agreements shall be released concurrently with the consummation of such sale, transfer or divestiture.

     Section 10.3. Consolidated Net Worth. The Company will at all times keep and maintain Consolidated Net Worth at an amount not less than the sum of (a) $185,000,000 plus (b) 40% of positive Consolidated Net Earnings on a cumulative basis for each full fiscal quarter ending on and after July 31, 2000, provided that for purposes of the foregoing calculation, Consolidated Net Earnings shall be deemed to be zero (and, accordingly, shall not increase or decrease the amount of Consolidated Net Worth required to be maintained pursuant to this
Section 10.3) for any such fiscal quarter for which Consolidated Net Earnings is a deficit figure.

     Section 10.4. General Limitation on Incurrence of all Indebtedness. The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Indebtedness, if on the date the Company or such Subsidiary becomes liable with respect to any such Indebtedness or immediately after giving affect thereto and the concurrent retirement of any other Indebtedness,

                (a) any Default or Event of Default exists, or

                (b) the ratio of (i) Consolidated Debt to (ii) Consolidated Operating Cash Flow (which Consolidated Operating Cash Flow shall be determined as of the most recently ended fiscal quarter of the Company for the immediately preceding 12 months then ended (taken as a single accounting period) would exceed 3.50 to 1.00.

     Section 10.5. Additional Limitation on Subsidiary Indebtedness. The Company will not at any time permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee, have outstanding, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness other than:

                (a) Indebtedness of a Subsidiary outstanding on the date hereof and described on Schedule 5.15 and any extension, renewal or refunding thereof, provided that the principal amount thereof is not increased;

                (b) Indebtedness of Roper Germany in an aggregate principal amount not in excess of U.S. $50,000,000 (or its equivalent);

                (c) Indebtedness of Subsidiary owed to the Company or a Wholly-Owned Subsidiary;

                (d) Indebtedness of a Subsidiary in connection with a Permitted Receivables Securitization Transaction, provided, that such Indebtedness, together with any other Indebtedness incurred pursuant to Permitted Receivables Securitization Transactions, shall at any time not exceed $100,000,000 aggregate principal amount; and

                (e) Indebtedness of a Subsidiary (including, without limitation, Roper Germany) in addition to the Indebtedness permitted by the foregoing provisions, provided, that on the date the Subsidiary incurs or otherwise becomes liable with respect to any such additional Debt and immediately after giving effect thereto and the concurrent retirement of any other Indebtedness, no Default or Event of Default exists including, without limitation, under Section 10.6.

     Section 10.6. Additional Limitation on Priority Debt. The Company will not, at any time, permit Priority Debt to exceed an amount equal to 15% of Consolidated Net Worth (which Consolidated Net Worth shall be calculated as of the end of the then most recent full fiscal quarter of the Company).

     Section 10.7. Fixed Charges Coverage Ratio. The Company will not permit the ratio of Consolidated Earnings Available for Fixed Charges to Consolidated Fixed Charges to be less 1.75 to 1 determined as of the end of each fiscal quarter for the immediately preceding twelve months then ended (taken as a single accounting period).

     Section 10.8. Restricted Investments. The Company will not, and will not permit its Subsidiaries, to make any Investments other than the following:

                (a) Investments in property to be used in the ordinary course of business of the Company and/or its Subsidiaries;

                (b) Investments in current assets arising from the sale of goods and services in the ordinary course of business of the Company and/or its Subsidiaries;

                (c)  [Intentionally Blank];

                (d) Investments in or advances to one or more Subsidiaries or any Person that concurrently with such Investment becomes a Subsidiary;

                (e) Investments in certificates of deposit and banker's acceptances with final maturities of one year or less issued by U.S. or Canadian commercial banks having capital and surplus in excess of U.S. $100,000,000 (or its equivalent);

                (f) Investments in commercial paper with a minimum rating of "A1" or "P1" by either S&P or Moody's respectively, and maturing not more than 270 days from the date acquired;

                (g) Investments in direct obligations of the United States Governmental Securities with a maturity, in each case, of one year or less;

                (h) Investments in Repurchase Agreements;

                (i) Investments in tax exempt state or municipal general obligation bond rated "AA" or better by S&P, "Aa2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing, provided that such obligations mature within 365 days from the date of acquisition thereof; and

                (j) Other Investments not to exceed, in the aggregate, 15% of the Consolidated Net Worth.

For the purposes of this Agreement, an Investment shall be valued at the lesser of (i) costs or (ii) the value at which such Investment is shown on the books of the Company and its Subsidiaries in accordance with GAAP.

     Section 10.9. Limitation on Liens. The Company will not, and will not permit any of its Subsidiaries to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any of its Subsidiaries to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

                (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided payment thereof is not at the time required by
      Section 9.4;

                (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured which Liens do not, individually or in the aggregate, materially impair the use of the property encumbered by any such Liens in the operation of the business of the Company and its Subsidiaries, taken as a whole, or the value of the property so encumbered for the purposes of such business;

                (c) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the incurrence of Indebtedness, provided that such Liens do not, individually or in the aggregate, materially impair the use of the property encumbered by any such Lien in the operation of the business of the Company and its Subsidiaries, taken as a whole, or the value of the property so encumbered for the purposes of such business;

                (d) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Subsidiaries;

                (e) Liens securing Indebtedness of a Subsidiary to the Company or to a Wholly-Owned Subsidiary;

                (f) Liens securing Indebtedness of the Company or any Subsidiary existing as of the date of Closing and reflected in Schedule 5.15 hereto;

                (g) the extension, renewal or replacement of any Lien permitted by 10.9(f) in respect to the same property subject thereto or the extension or renewal of such replacement Liens (without increase of the principal amount of the Indebtedness secured).

                (h) Liens incurred after the date of Closing given to secure the payment of the purchase price incurred in connection with the acquisition, construction or improvement of fixed or capital assets of the Company or any Subsidiary, which Liens are incurred contemporaneously with or within 180 days after the payment of such purchase price or completion of such construction or improvement, and Liens existing on fixed or capital assets at the time of acquisition thereof or at the time of acquisition by the Company or any Subsidiary of any business entity then owning such fixed or capital assets whether by merger, consolidation or acquisition of substantially all of its assets, and whether or not such existing Liens were given to secure the payment of the purchase price of the fixed or capital assets to which they attach, provided that (i) the Lien shall attach solely to the fixed or capital assets acquired, constructed or improved, (ii) at the time of acquisition, construction or improvement of such fixed assets, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such fixed or capital assets whether or not assumed by the Company or any Subsidiary shall not exceed an amount equal to 100% of the fair market value at the time of acquisition, construction or improvement of such fixed or capital assets (as determined in good faith by the Board of Directors of the Company), and (iii) all Indebtedness secured by such Liens shall have been incurred within the applicable limitations of this Agreement including, without limitation, Sections 10.4, 10.5 and 10.6;

                (i) any Lien on the receivables of a Subsidiary securing Indebtedness of such Subsidiary pursuant to a Permitted Receivables Securitization Transaction; and

                (j) in addition to the Liens permitted under Sections 10.9(a) through (i), Liens securing Indebtedness of the Company or any Subsidiary, provided, that such Indebtedness is permitted by the provisions hereof including, without limitation, Section 10.4, 10.5 and 10.6.

     Section 10.10. Sale of Assets, Etc. Except as permitted under Section 10.2, the Company will not, and will not permit any Subsidiary to, make any Asset Disposition unless:

                (a) in the good faith opinion of the management or the Board of Directors of the Company, the Asset Disposition is in exchange for consideration having a fair market value at least equal to that of the property exchanged and is in the best interests of the Company or such Subsidiary;

                (b) immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist;

                (c) immediately after giving effect to the Asset Disposition, the net book value of all property that was the subject of any Asset Disposition occurring in the period of 365 days then ending would not exceed 15% of Consolidated Total Assets as of the end of the then most recently ended fiscal quarter of the Company; and

                (d) the Company would be permitted to incur at least $1.00 of additional Debt pursuant to the provisions of Section 10.4.

                To the extent that the Net Proceeds Amount for any Asset Disposition is applied to a Debt Offered Prepayment Application and/or is applied to, or committed in writing to, a Property Reinvestment Application, in each case within 365 days after the consummation of such Asset Disposition (and, in the case of any such commitment, such Property Reinvestment Application is actually consummated within 30 days after the expiration of such 365-day period), then, to the extent of such application, such Asset Disposition shall be excluded from any calculations set forth in clause (c) above.

                For purposes of determining the net book value of any property that is the subject of an Asset Disposition, such net book value shall be the net book value of such property, as determined in accordance with GAAP, at the time of the consummation of such Asset

      Disposition, provided that, in the case of a Transfer of any capital stock or other equity interests of a Subsidiary, the net book value thereof shall be deemed to be an amount equal to

                        (A) the difference (determined after eliminating all
                intra-company transactions, assets and liabilities in accordance with GAAP) of

                            (1) the net book value of the total assets of such
                                Subsidiary less

                            (2) the liabilities of such Subsidiary times

                        (B) a percentage that is equal to the percentage of
                total equity interests of such Subsidiary attributable to the capital stock or other equity interest being so Transferred.

Section 11.  Events of Default.

      An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

                (a) default in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                (b) default in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

                (c) default in the performance of or compliance with any term contained in Section 10; or

                (d) an Obligor defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) or in any other term of any Financing Agreement and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of
      Section 11), or the Guaranty Agreement or any Pledge Agreement fails to be in full force and effect; or

                (e) any representation or warranty made in writing by or on behalf of an Obligor or by any officer of an Obligor in any Financing Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

                (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $10,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $10,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled for a period of at least 30 days to declare such Indebtedness to
      be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $10,000,000, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness for a period of at least 30 days; or

                (g) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due,
      (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

                (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

                (i) a final judgment or judgments for the payment of money aggregating in excess of $10,000,000 (net of insurance coverage, provided, that (i) the insurance carrier has acknowledged in writing its obligation to satisfy such judgment or judgments and (ii) such insurance carrier is solvent and has a long term debt rating which is at least investment grade) are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

                (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $10,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through
      (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

Section 12.  Remedies on Default, etc.

     Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

      (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 51% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

      (c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

     Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.


     Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or in any other Financing Agreement, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

     Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 51% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section
12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

     Section 12.4. No Waivers or Election of Remedies, Expenses, etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all reasonable costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

Section 13.  Registration; Exchange; Substitution of Notes.

     Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

     Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes of the appropriate series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note provided, however, that the Company shall not be obligated to effect a transfer of Notes which would constitute a public distribution requiring registration of such Notes under applicable federal or state securities laws. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

     Section 13.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $10,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the appropriate series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.


Section 14.  Payments on Notes.

     Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Chicago, Illinois at the principal office of Bank One, NA, in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

     Section 14.2. Home Office Payment. So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section
13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

Section 15.  Expenses, Etc.

     Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Obligors, jointly and severally, will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes or any other Financing Document (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or any other Financing Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes or any other Financing Document, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes or any other Financing Document. The Obligors, jointly and severally, will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you).

     Section 15.2. Survival. The obligations of the Obligors under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes or any other Financing Agreement, and the termination of this Agreement or any other Financing Agreement.

Section 16.  Survival of Representations and Warranties; Entire Agreement.

     All representations and warranties contained herein and in the other Financing Agreements shall survive the execution and delivery of this Agreement and the other Financing Agreements, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to any Financing Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, the Financing Agreements embody the entire agreement and understanding between you and the Obligors and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 17.  Amendment and Waiver.

     Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Obligors and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

     Section 17.2.  Solicitation of Holders of Notes.

      (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

      (b) Payment. No Obligor will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

     Section 17.3. Binding Effect, etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Obligors without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between an Obligor and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     Section 17.4. Notes Held by an Obligor, etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by an Obligor or any of its Affiliates shall be deemed not to be outstanding.

Section 18.  Notices.

     All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or
(b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

             (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

            (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

           (iii) if to an Obligor, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

Section 19.  Reproduction of Documents.

     The Financing Agreements and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. Each Obligor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit an Obligor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 20.  Confidential Information.

     For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to the Financing Agreements that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under
Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this
Section 20, (iii) any other holder of
any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or
(viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and the Financing Agreements. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

Section 21.  Substitution of Purchaser.

     You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section
21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

Section 22.  Miscellaneous.

     Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not. In the event of any sale or transfer of the Notes, the holder selling its Notes specifically acknowledges and agrees that it is assigning its right title and interest in the Notes and the other Financing Agreements to the transferee thereof and the transferee or purchaser of such Notes specifically accepts the assignment by the selling or transferring holder of all of its right title and interest under the Notes and the other Financing Agreements.

     Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

     Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 22.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     Section 22.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                           *     *     *     *     *

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and each of the respective Obligors.

                                 Very truly yours,

                                 Roper Industries, Inc.
                                 Acton Research Corporation
                                 Amot Controls Corporation
                                 Amot/Metrix Investment Company, Inc.
                                 Amot Sales Corporation
                                 Compressor Controls Corporation
                                 Cornell Pump Company
                                 Cornell Pump Manufacturing Corporation
                                 Cybor Corporation
                                 Fluid Metering, Inc.
                                 ISL International, Inc.
                                 Petrotech, Inc.
                                 Redlake Imaging Corporation
                                 Roper Holdings, Inc.
                                 Roper Pump Company
                                 Roper Scientific MASD, Inc.
                                 Roper Scientific, Inc.
                                 Integrated Designs L.P.
                                 Metrix Instrument Co., L.P.
                                 Petroleum Analyzer L.P.
                                 Uson L.P.
                                 Roper International, Inc.
                                 Compressor Controls Corporation
                                 Roper Industrial Products Investment Company
                                 Gatan International Inc.
                                 Gatan Inc.
                                 Gatan Service Corporation
                                 Flowdata Inc.
                                 Molecular Imaging Corporation
                                 Petrotech International, Inc.


                                 By  /s/ Martin S. Headley
                                     Title:  Vice President

The foregoing is hereby agreed
to as of the date thereof.
                                 Pacific Life Insurance Company



                                 By  /s/ Larry Card
                                     Name:  /s/ Larry Card
                                     Title:  Executive Vice President


                                 By  /s/ Peter S. Fiek
                                     Name:  /s/ Peter S. Fiek
                                     Title:  Assistant Secretary

The foregoing is hereby agreed
to as of the date thereof.
                                 Connecticut General Life Insurance Company

                                 By:  CIGNA Investments, Inc. (authorized agent)



                                      By  /s/ Lawrence A. Drake
                                          Name:  /s/ Lawrence A. Drake
                                          Title:  Managing Director

The foregoing is hereby agreed
to as of the date thereof.

                                 Life Insurance Company of North America

                                 By:  CIGNA Investments, Inc. (authorized agent)



                                      By  /s/ Lawrence A. Drake
                                          Name:  /s/ Lawrence A. Drake
                                          Title:  Managing Director

The foregoing is hereby agreed
to as of the date thereof.

                                 American Family Life Insurance Company


                                 By  /s/ Phillip Hannifan
                                     Name:  /s/ Phillip Hannifan
                                     Title:  Investment Director

The foregoing is hereby agreed
to as of the date thereof.

                                 Berkshire Life Insurance Company



                                 By  /s/ Ellen I. Whittaker
                                     Name:  /s/ Ellen I. Whittaker
                                     Title:  Senior Investment Officer

The foregoing is hereby agreed
to as of the date thereof.
                                 Allstate Life Insurance Company



                                 By  /s/ Ronald A. Mendel
                                     Name:  /s/ Ronald A. Mendel


                                 By  /s/ Patricia W. Wilson
                                     Name:  /s/ Patricia W. Wilson
                                     Authorized Signatories

The foregoing is hereby agreed
to as of the date thereof.
                                 Allstate Insurance Company



                                 By  /s/ Ronald A. Mendel
                                     Name:  /s/ Ronald A. Mendel


                                 By  /s/ Patricia W. Wilson
                                     Name:  /s/ Patricia W. Wilson
                                     Authorized Signatories

The foregoing is hereby agreed
to as of the date thereof.
                                 Columbia Universal Life Insurance Co.



                                 By /s/ Ronald A. Mendel
                                    Name: /s/ Ronald A. Mendel

                                 By /s/ Patricia W. Wilson
                                    Name: /s/ Patricia W. Wilson
                                    Authorized Signatories

The foregoing is hereby agreed
to as of the date thereof.
                                 Massachusetts Mutual Life Insurance Company

                                 By:  David L. Babson & Company Inc., as
                                      Investment Adviser



                                      By  /s/ Kathleen Lynch
                                          Name:  /s/ Kathleen Lynch
                                          Title:  Managing Director

The foregoing is hereby agreed
to as of the date thereof.
                                 C.M. Life Insurance Company

                                 By:  David L. Babson & Company Inc., as
                                      Investment Sub-adviser



                                      By  /s/ Kathleen Lynch
                                          Name:  /s/ Kathleen Lynch
                                          Title:  Managing Director

The foregoing is hereby agreed
to as of the date thereof.
                                 Mutual of Omaha Insurance Company



                                 By  /s/ Edwin H. Garrison Jr.
                                     Name:  /s/ Edwin H. Garrison Jr.
                                     Title:  First Vice President

The foregoing is hereby agreed
to as of the date thereof.

                                 United of Omaha Life Insurance Company



                                 By  /s/ Edwin H. Garrison Jr.
                                     Name:  /s/ Edwin H. Garrison Jr.
                                     Title:  First Vice President

The foregoing is hereby agreed
to as of the date thereof.

                                 Companion Life Insurance Company



                                 By  /s/ Edwin H. Garrison Jr.
                                     Name:  /s/ Edwin H. Garrison Jr.
                                     Title:  Assistant Treasurer

The foregoing is hereby agreed
to as of the date thereof.

                                 United World Life Insurance Company



                                 By  /s/ Edwin H. Garrison Jr.
                                     Name:  /s/ Edwin H. Garrison Jr.
                                     Title:  Authorized Signer

The foregoing is hereby agreed
to as of the date thereof.

                                 Ameritas Life Insurance Corp.

                                 By:  Ameritas Investment Advisors, Inc., as
                                      Agent



                                      By  /s/ Patrick J. Henry
                                      Name:  /s/ Patrick J. Henry
                                      Title:  Vice President - Fixed Income
                                      Securities

The foregoing is hereby agreed
to as of the date thereof.

                               Acacia Life Insurance Company

                               By:  Ameritas Investment Advisors, Inc., as
                                    Agent



                                    By  /s/ Patrick J. Henry
                                        Name:  /s/ Patrick J. Henry
                                        Vice President - Fixed Income Securities